Exhibit 10.25

NEW FOCUS, INC.

AMENDMENT
TO
NONSTATUTORY STOCK OPTION AGREEMENT

This Amendment is made as of March 7, 2002 by and between New Focus, Inc., a Delaware corporation (the “Company”) and                                      (“Optionee”).

WHEREAS, the Company has granted Optionee one or more options (each referred to herein as the “Option”) to purchase shares of common stock of the Company under the Company’s 1990 Incentive Stock Plan and/or 1998 Stock Plan and/or 1999 Stock Plan and/or 2000 Stock Plan (each referred to herein as the “Plan”) represented by one or more stock option agreements (each, as amended, referred to herein as the “Option Agreement”);

WHEREAS, it is expected that the Company from time to time will consider the possibility of a Change in Control (as defined below). The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to Optionee and can cause Optionee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of Optionee, notwithstanding the possibility, threat or occurrence of a Change in Control;

WHEREAS, the Board believes that it is in the best interests of the Company and its stockholders to provide Optionee with an incentive to continue Optionee’s employment and to motivate Optionee to maximize the value of the Company upon a Change in Control and otherwise; and

WHEREAS, to accomplish the foregoing objectives, the Board has directed the Company, upon execution of this Amendment by Optionee, to agree to acceleration of vesting of the shares subject to the Option in certain events.

NOW, THEREFORE, the parties hereto agree that the Option Agreement is hereby amended as follows:

1.    Vesting Schedule.    Notwithstanding anything to the contrary in the Option Agreement, upon a Good Reason Event (as defined in Section 3 below) or Optionee’s termination without Cause (as defined in Section 3 below) at any time within the 3-month period prior to or the 18-month period following the effective date of a Change in Control (as defined in Section 3 below) or the 12-month period following a Buy-Side Event (as defined in Section 3 below), Optionee shall fully vest in and have the right to exercise the Option as to one hundred percent (100%) of the then unvested shares subject to the Option as of the date of such termination without Cause or Good Reason Event.

2.    Termination Period.    Notwithstanding anything to the contrary in the Option Agreement, in the event of (i) a Good Reason Event or Optionee’s termination without Cause at any time within the 3-month period prior to or the 18-month period following a Change in Control, (ii) a Good Reason Event or Optionee’s termination without Cause at any time within the 12-month period following a Buy-Side Event, or (iii) the death or Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to be a Service Provider. Notwithstanding the foregoing, in no event shall this Option be exercised later than the Term as provided in the Option Agreement.

3.    Definitions.    As used in the Option Agreement, the following terms shall have the meanings set forth below:

(a)    Buy-Side Event.    “Buy-Side Event” shall mean the (i) Company’s acquisition, directly or indirectly, of securities of another corporation or entity representing more than fifty percent (50%) of the total voting power represented by such corporation or entity’s then outstanding voting securities, or (ii) a merger or consolidation of another corporation or entity with the Company, or the Company’s purchase of all or substantially all the assets of another corporation or entity, a result of which merger, consolidation or purchase, the voting securities of such corporation or entity outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the Company) more than fifty percent (50%) of the total voting power represented by the voting securities of such corporation or entity or surviving entity outstanding immediately after such merger, consolidation or sale.

(b)    Cause.    “Cause” shall mean an Optionee’s (i) willful act of personal dishonesty, gross misconduct, fraud or misrepresentation, taken by the Optionee in connection with his/her responsibilities as an employee, that is seriously injurious to the Company; (ii) conviction of or entry of a plea of guilty or nolo contendere to a felony; or (iii) willful and continued failure to substantially perform his/her principal duties and/or obligations of employment (other than any such failure resulting from incapacity due to bonafide physical or mental illness), which failure is not remedied within a period of forty-five (45) days after receipt of written notice from the Company, specifically identifying the manner in which the Company believes that Optionee has not substantially performed his/her duties and/or obligations. For the purposes of this Section, no act or failure to act shall be considered “willful” unless done or omitted to be done in bad faith and without reasonable belief that the act or omission was in or not opposed to the best interests of the Company.

(c)    Change in Control.    “Change in Control” shall mean the occurrence of any of the following events:

(i)  the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of the “beneficial ownership” (as defined in Rule 13d–3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities;

(ii)  a merger or consolidation of the Company with any other corporation, or the sale of all or substantially all the assets of the Company, a result of which merger, consolidation or sale, the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity, including the parent corporation of such surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or sale; or

(iii)  the approval of a plan of complete liquidation or dissolution of the Company; or

(iv)  a change in the composition of the Board occurring within a 12-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are members of the Board as of the date of this Amendment, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of directors whose election was neither in connection with any transactions described in subsections (i) or (ii), nor in connection with an actual or threatened proxy contest relating to the election of directors to the Board.

(d)    Good Reason Event.    “Good Reason Event” shall mean that without Optionee’s written consent and without Cause, any of the following events occur:

(i)  a reduction of five percent (5%) or more of Optionee’s compensation (including base salary and any non-discretionary and objective standard incentive payments or bonus awards, but excluding facilities, fringe benefits and prerequisites included in subsection (iii) below);

(ii)  a reduction of the scope or nature of Optionee’s duties and/or responsibilities, it being understood that the fact alone that Optionee’s duties and/or responsibilities are conducted at the Company level following a Change in Control, rather than at the combined entity level, shall constitute a “Good Reason Event;”

(iii)  a substantial reduction, without good business reasons, of the facilities, fringe benefits or perquisites available to Optionee immediately prior to such reduction (good business reasons include reductions to make such facilities, fringe benefits or perquisites consistent with the practice of the acquiring company);

(iv)  the relocation of Optionee’s primary workplace to a location more than fifty (50) miles away from his/her workplace in effect immediately prior to such relocation; or

(v)  the failure of the Company to obtain the express assumption of this Option Agreement, as amended hereby, by an acquiring corporation.

4.    Stock Option Agreements.    To the extent not amended hereby, the Option Agreement shall remain in full force and effect.

5.    No Guarantee of Continued Service.    Optionee acknowledges and agrees that the vesting of the Options pursuant to this Amendment or the Option Agreement is earned only by continuing as an employee of or in the service to the Company. Optionee further acknowledges and agrees that neither this Amendment nor the Option Agreement constitute an express or implied promise of continued engagement of employment by or service to the Company for the vesting period, for any period, or at all, and shall not interfere in any way with Optionee’s right or the Company’s right to terminate Optionee’s employment or service relationship at any time, with or without cause or with or without notice.

6.    Entire Agreement.    This Amendment, taken together with the Option Agreement (to the extent not amended hereby), represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the Option. This Amendment may be amended at any time only by mutual written agreement of the parties hereto.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement.

NE	W FOCUS, INC.

By	: ____________________________________

Tit	le: ___________________________________

Da	te: ___________________________________

OP	TIONEE:

___	_____________________________________

Da	te: ___________________________________

                            [Signature Page To Amendment To Nonstatutory Stock Option Agreement]